Exhibit 3.83

State of Delaware Secretary of State Division of Corporations Delivered 03:46 PM 04/07/2017 FILED 03:46 PM 04/07/2017 SR 20172360097 - File Number 6355489	CERTIFICATE OF INCORPORATION OF CASA ACQUISITION CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this certificate of incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Casa Acquisition Corp.

SECOND. The address of the corporation’s registered office in the State of Delaware is c/o National Corporate Research, Ltd., 850 New Burton Road, Suite 201, in the city of Dover, County of Kent, 19904. The name of the registered agent at such address upon whom process against the corporation may be served is National Corporate Research, Ltd.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.01 per share, and are to be of one class.

FIFTH. The incorporator of the corporation is Barbara J. Cowell c/o Greenberg Traurig, LLP, whose mailing address is 1840 Century Park East, Suite 1900, Los Angeles, California 90067.

SIXTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this certificate of incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Ninth.

TENTH. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation and until such directors’ successors are duly elected and qualified or until such directors’ earlier deaths, resignations or removals, are:

Dale Francescon

c/o Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Robert J. Francescon

c/o Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

David L. Messenger

c/o Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the 7th day of April, 2017.

/s/ Barbara J. Cowell
Barbara J. Cowell
Incorporator